Exhibit 99.1

Viracta Therapeutics Strengthens Company Leadership with New Appointments to the Board of

Directors and Management Team

Stephen Rubino, Ph.D., MBA and Barry J. Simon, M.D. appointed to the Board of Directors

Cheryl A. Madsen, RAC appointed as Senior Vice President, Regulatory Affairs

PR Newswire, San Diego, March 4, 2021 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a precision oncology company targeting virus-associated malignancies, today announced that it has strengthened its leadership team with the appointments of Drs. Stephen Rubino and Barry J. Simon to the Board of Directors, the addition of Cheryl A. Madsen, RAC as Senior Vice President, Regulatory Affairs, and the promotion of several members of the management team.

“The wealth of biotech leadership and executive experience Drs. Rubino and Simon bring to the Viracta Board will be invaluable as we continue to execute on our corporate strategy,” said Roger Pomerantz, M.D., F.A.C.P., Chairman of the Board of Directors of Viracta. “With the help of their counsel and strategic guidance, we aim to build on the momentum generated by our recent entrance into the public market and concurrent financing.”

“We are very pleased to be complementing these Board additions by bringing on Cheryl Madsen to lead our regulatory efforts,” said Ivor Royston, M.D., President and Chief Executive Officer of Viracta. “Cheryl has a proven record of success facilitating the regulatory processes involved in bringing oncology therapeutics to market, which will be crucial as we advance our novel all-oral combination therapy into a global registrational trial in relapsed/refractory Epstein-Barr virus (EBV)-positive lymphoma and further expand into EBV-positive solid tumors.”

In addition to the appointments of Ms. Madsen and Drs. Rubino and Simon, Viracta also announced the following management promotions, which are significant in the operations of Viracta as a publicly traded company:

•	Dan Chevallard, formerly Chief Financial Officer, has been promoted to Chief Operating Officer and Chief Financial Officer

•	Shelly Vandertie, formerly Senior Director, Finance & Controller, has been promoted to Vice President, Finance

•	Michael Mueller, formerly Senior Director, Corporate Development & Legal Affairs, has been promoted to Vice President, Legal Affairs and General Counsel

Appointee Bios

Stephen Rubino, Ph.D., MBA has over 30 years of commercial and strategic development experience in the pharmaceutical and biotechnology industries. He is currently the Chief Business Officer at Celyad Oncology SA and sits on the Board of Sermonix Pharmaceuticals. Previously, he was the Chief Business & Strategy Officer at Omega Therapeutics and Global Head of Business Development and Licensing and New Product Marketing for the Cell and Gene Therapies business unit at Novartis Pharmaceuticals. At Novartis, Dr. Rubino led growth opportunities including evaluation, licensure, strategy and commercial development of products across a wide range of therapeutic areas. He received his Ph.D. in virology from Cornell University and an MBA from Baruch College.

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Barry J. Simon, M.D., is a healthcare executive with more than 30 years of experience spanning the public and private sectors. He previously served on Viracta’s board from July 2017 to November 2020 and is currently the President and Chief Administrative Officer (CAO) of Nantkwest, Inc. Prior to serving as Nantkwest’s President and CAO, he was the company’s President and Chief Executive Officer. Dr. Simon also serves on the boards of several additional life science companies including Nantkwest, Cue BioPharma and Brink Biologics Inc. He has broad experience in public and private companies, having led private and public equity offerings, product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, IND and BLA regulatory filings, human-enabling programs, and manufacturing, quality control and life cycle management projects. Previously, he held Vice President, senior level and advisory positions at F. Hoffmann-La Roche, Roche Labs, Connetics Corporation, Immunomedics, Immusol, HealthPro BioVentures, LLC, and NorthSound Capital, LLC.

In his prior roles, Dr. Simon worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on product launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. Dr. Simon attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. He received his M.D. from the SUNY Downstate Health Sciences Center in New York and trained clinically in infectious diseases, anesthesiology, and internal medicine at Albert Einstein College of Medicine, The Mount Sinai Medical Center and New York University, respectively.

Cheryl A. Madsen, RAC brings over 25 years of regulatory affairs experience in the development of both biologics and small molecules ranging from pre-IND through commercial stage companies. Ms. Madsen joined Viracta Therapeutics from Calithera Biosciences where she served as Vice President of Regulatory Affairs. Previously, Ms. Madsen was the Vice President of Regulatory Affairs at Peloton Therapeutics where she facilitated the successful acquisition of their HIF2-a inhibitor (belzutifan) by Merck. Prior to that, she was a Senior Director at Medivation (acquired by Pfizer), where she played an instrumental role in the initial global regulatory filings, approval and launch of XTANDI® (enzalutamide) for the treatment of metastatic castration-resistant prostate cancer. In addition to her regulatory responsibilities, she served as Project Team Leader for XTANDI from 2015-2016. She started her career at Genentech, where during her 13-year tenure she was responsible for the original filing and approval of AVASTIN® (bevacizumab) for first-line metastatic colorectal cancer. She also played a critical role in the parallel filing and approval of the HERCEPTIN® (trastuzumab) BLA for metastatic breast cancer and the premarket approval of HercepTest™, an in vitro diagnostic for HER2 expression and patient selection. Ms. Madsen received her bachelors degree in Psychology from U.C. Santa Cruz and completed additional post-graduate work in Molecular Biology and Biochemistry at U.C. Berkeley. She also holds U.S. and Global Regulatory Affairs Certifications from the Regulatory Affairs Professional Society.

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About Viracta Therapeutics, Inc.

Viracta is a precision oncology company targeting virus-associated malignancies. Viracta’s proprietary investigational drug, nanatinostat, is currently being evaluated in combination with the antiviral agent valganciclovir as an oral combination therapy in a Phase 2 clinical trial for EBV-positive lymphoma. Viracta is pursuing application of this inducible synthetic lethality approach in other EBV-associated malignancies, such as nasopharyngeal carcinoma, gastric carcinoma, and other virus-related cancers.

For additional information please visit www.viracta.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the significance of the Board of Director and management appointments and the expected contribution of the appointees; Viracta’s clinical development plans; and other statements that are not historical facts. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing in the future.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Viracta’s reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

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Investor Relations Contact:	Company Contact:

Joyce Allaire	Dan Chevallard
LifeSci Advisors	Chief Operating Officer and Chief Financial Officer
jallaire@lifesciadvisors.com	dchevallard@viracta.com
(212) 915-2569	(858) 771-4193

SOURCE Viracta Therapeutics, Inc.

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